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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

/ / Preliminary Information Statement.

/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14c-5(d)(2).

/X/ Definitive Information Statement (Supplemental page)

                          Commission File No. 000-30294
                                              ----------


                            IMX PHARMACEUTICALS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
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          filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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                            IMX PHARMACEUTICALS, INC.


                 SUPPLEMENT to the INFORMATION STATEMENT for the

                       2002 ANNUAL MEETING of SHAREHOLDERS

                                November 4, 2002

         On October 4, 2002, Bruce Biegel resigned as an officer and director of the Company and he and Keith Goodman resigned as officers of ThinkDirectMarketing, Inc. and its subsidiaries. Both men have agreed with the Company for the settlement of their employment agreements based on the termination provisions as reported in the Information Statement.

         The Company's Board of Directors has not nominated another director at this time. Stephen Dean, who is a director and the Company's controlling person, has not advised the Company if he wished to nominate another director. As Mr. Dean controls more than a majority of both classes of stock, his decision as to the election of directors will be decisive.

                                                     Respectfully submitted,

                                                     Adrian Stecyk

                                                     Adrian Stecyk, President



No proxies will be solicited by the Company's management in connection with this meeting. We are not asking you for a proxy and you are requested not to send us a proxy.